Exhibit 23.4

BINGHAM McCUTCHEN

Russell M. Blau
Direct Phone:	(202) 373-6035
Direct Fax:	(202) 373-6001
russell.blau@bingham.com

August 20, 2007

We hereby consent to the use of our name and reference to our firm under the caption “Experts” in Amendment No. 4 to Registration Statement on Form S-1 of McLeodUSA Incorporated and in the prospectus included therein, for the purposes stated under the caption.

Sincerely yours,

/s/ Russell M. Blau

Russell M. Blau

Bingham McCutchen LLP

2020 K Street NW

Washington, DC

20006-1806

202.373.6000

202.373.6001 fax

bingham.com

Boston

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